GUARANTY BANCSHARES HOLDING CORPORATION
                      1201 Brashear Avenue
                 Morgan City, Louisiana  70381


            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        October 17, 1996






                                             September 30, 1996

     The Annual Meeting of Shareholders of Guaranty Bancshares Holding Corporation will be held on October 17, 1996 at 1:00 p.m. in the Board of Directors Room located on the second floor of the Guaranty Bank & Trust Building, 1201 Brashear Avenue, Morgan City, Louisiana, for the following purposes:

     (1) To elect twelve directors to hold office until the next annual meeting of shareholders and until their successors are elected and qualified; and

     (2)  To authorize and approve reimbursement by Guaranty
Bancshares Holding Corporation to Cari Investment Company for not more than $80,000.00 for certain legal fees and expenses incurred by Cari Investment Company.

     (3) To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed September 22, 1996 as the record date for the determination of shareholders entitled to vote at the meeting.

     If you will be unable to attend the meeting, kindly mark, sign, date and return the enclosed proxy. A postage prepaid envelope is enclosed for your use. Prompt response is helpful and your cooperation will be appreciated.


                              By Order of the Board of Directors



                              Wiley Magee
                              Secretary





            Guaranty Bancshares Holding Corporation
                      1201 Brashear Avenue
                 Morgan City, Louisiana  70381

                       September 30, 1996


                         PROXY STATEMENT

FOR ITS ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON  OCTOBER 17,
1996

     This Proxy Statement is furnished to shareholders of Guaranty Bancshares Holding Corporation ("Bancshares") in connection with a solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of Bancshares to be used at the annual meeting of shareholders of Bancshares to be held on October 17, 1996 at 1:00 p.m., in the Board of Directors Room located on the second floor of the Guaranty Bank & Trust Company Building, 1201 Brashear Avenue, Morgan City, Louisiana. The above described proxy and this proxy statement were mailed on or about September 30, 1996.

     As is further explained below, this proxy statement and the proxy that you are being sent today take the place of the materials previously sent to you in connection with the postponed June 17, 1996 annual meeting of shareholders. You should therefore discard
(i) Bancshares' proxy statement dated May 23, 1996 and the proxy enclosed with that proxy statement; and (ii) the proxy statement dated June 7, 1996 and proxy sent to you by Cari Investment Company ("CIC").

Background Leading to October 17, 1996 Annual Meeting

     The annual meeting to be held on October 17, 1996 was originally scheduled for June 17, 1996 and a notice of that meeting, a proxy statement dated May 23, 1996 and a proxy were mailed by Bancshares to each of Bancshares' shareholders on May 24, 1996. However, the annual meeting originally scheduled for June 17, 1996 was postponed by means of a "Notice of Postponement of Annual Meeting of Shareholders Originally Scheduled for June 17, 1996", which Notice was mailed by Bancshares to the shareholders of Bancshares on June 13, 1996.

     The annual shareholder meeting originally scheduled for June 17, 1996 was postponed because CIC, a shareholder of Bancshares, issued a letter and proxy statement to the shareholders of Bancshares. CIC's letter and proxy statement urged the shareholders of Bancshares to vote for certain directors that CIC recommended in lieu of certain nominees recommended by Bancshares. CIC's proxy statement also urged the shareholders of Bancshares to reject the Plan of Recapitalization that Bancshares' Board of Directors had asked the shareholders to approve. The Board of Directors of Bancshares therefore determined that it was in the best interests of Bancshares and its shareholders to postpone the annual meeting of shareholders in order to give the shareholders time to review the proxy materials and other communications of both Bancshares and CIC. The Board believed that this lengthened review period would facilitate informed shareholder decisions regarding the respective positions of Bancshares and CIC as set forth in their proxy materials and communications.

     After these events occurred, Bancshares and CIC engaged each other in certain legal actions in which each party asserted its respective position regarding the election of directors of Bancshares and the Plan of Recapitalization proposed by the management of Bancshares, as follows: On June 7, 1996 Bancshares filed a Complaint for Injunctive Relief against CIC in the United States District Court for the Eastern District of Louisiana seeking to prevent CIC from issuing CIC's proxy statement. The court denied Bancshares' request for a temporary restraining order granting such relief. On June 17, 1996 CIC filed a Petition for Injunctive Relief against Bancshares in the 16th Judicial District Court for the Parish of St. Mary, State of Louisiana, seeking to prevent Bancshares from postponing the annual meeting of shareholders scheduled for that day. The court denied CIC's request for a temporary restraining order granting the relief that CIC requested. On June 20, 1996 CIC filed a Supplemental and Amending Petition for Extraordinary and Injunctive Relief to add a claim for quo warranto relief to its previously filed Petition.
The court denied the relief sought by CIC after a trial on the merits. On July 3, 1996 CIC filed a Petition for Writ of Quo Warranto Relief against Randolph Cullom, Conley J. Dutreix and Lee
A. Ringeman. On July 17, 1996 the court denied the relief sought by CIC after a trial on the merits.

     Subsequent to these legal actions, Bancshares and its Board of Directors and CIC determined that it was in the best interests of Bancshares and its shareholders to resolve their disputes regarding the operation and management of Bancshares. As a result of this determination, the Board of Directors of Bancshares agreed to nominate for election to the Board of Directors the persons named in this Proxy Statement and on the enclosed proxy. In addition the Board of Directors agreed with CIC that it would place on the agenda for the shareholders' vote at the annual meeting the issue whether the shareholders will authorize and approve reimbursement by Bancshares to CIC of not more than $80,000.00 of CIC's costs and expenses incurred with respect to its opposition to Bancshares' recommendations made in Bancshares' May 23, 1996 proxy statement and with respect to the ensuing litigation related to such opposition.

Voting Procedure

     As of the close of business on September 22, 1996, there were outstanding (including treasury shares) 210,000 shares of Class A Common Stock, par value $5.00 per share, and 170,877 shares of Class B Common Stock, no par value (respectively, the "Class A Common Shares" and the "Class B Common Shares" and collectively, the "Common Shares"). Treasury shares are not entitled to be voted. Accordingly, of the outstanding Common Shares, 206,124 Class A Common Shares and 166,901 of the Class B Common Shares (a total of 373,025 Common Shares) are entitled to be voted. Each of the Class A Common Shares and the Class B Common Shares entitles the holder thereof to vote on all matters presented at the meeting, voting together as a single class. Each holder is entitled to one vote for each Common Share held.

     On September 22,1996, there were outstanding 21,900 shares of $.50 Cumulative Preferred Stock ("$.50 Preferred Shares"), and 145,001 shares of $2.70 Cumulative Preferred Stock ("$2.70 Preferred Shares"). Each of the $.50 Preferred Shares and the $2.70 Preferred Shares (collectively, the "Preferred Shares") entitles the holder thereof to one vote only in circumstances specifically required by the laws of the State of Louisiana and as set forth in Bancshares' Articles of Incorporation. Neither Louisiana law nor the Articles of Incorporation allows the holders of Preferred Shares to vote to elect directors to the Board of Directors of Bancshares or to authorize and approve the reimbursement of certain legal fees and costs to CIC, but all of the holders of Preferred Shares who also hold Common Shares will have the right to vote on these matters due to their ownership of Common Shares.

     The By-Laws provide that the holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum. If a quorum is present, the vote of a majority of the shares present or represented by proxy will decide all questions properly brought before the meeting. Directors will be elected by a plurality vote of the Common Shares present, in person or by proxy, entitled to vote at the meeting.

     Proxies in the enclosed form are solicited by the Board of Directors of Bancshares to provide an opportunity to every shareholder to vote on all matters scheduled to come before the meeting as to which such shareholder is entitled to vote, whether or not he or she attends in person. If proxies in the enclosed form are properly executed and returned, the Common Shares represented thereby will be voted at the meeting in accordance with shareholder direction. Proxies in the enclosed form representing Common Shares will be voted for the election of directors and for authorization and approval of the proposed reimbursement of not more than $80,000.00 of certain legal fees and costs to CIC, unless contrary specification is made. Any shareholder executing a proxy may revoke that proxy any time prior to the exercise thereof by filing with the Secretary of Bancshares a written revocation or duly executed proxy bearing a later date. The proxy will be deemed revoked if the shareholder is present at the annual meeting and elects to vote in person. Except for the election of directors and the proposed reimbursement to CIC, management expects no other matters to be presented for action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting, the persons named as proxies in the enclosed form of proxy intend to vote in accordance with their judgment on the matters presented.

Proxy Solicitation

     The cost of soliciting proxies will be borne by Bancshares.
In addition to solicitation by mail, certain officers, directors and regular employees of Bancshares and its subsidiary, Guaranty Bank & Trust Company of Morgan City, who will receive no additional compensation for their services, may solicit proxies by telephone, telegraph or personal call. As previously noted, the shareholders of Bancshares will determine whether Bancshares will reimburse CIC for not more than $80,000.00 of CIC's costs and expenses incurred in connection with CIC's preparation of an opposing proxy statement, solicitation of proxies and certain legal actions in which it engaged in connection with its proxy statement and solicitation of proxies. If the shareholders authorize and approve such reimbursement, then Bancshares will reimburse CIC for not more than $80,000.00 of such costs and expenses. If the shareholders do not authorize and approve such reimbursement, Bancshares will not reimburse CIC.

Election of Directors

     The By-Laws of Bancshares authorize the Board of Directors or the shareholders to fix the number of members of the Board at not less than five nor more than thirty. The persons named in the enclosed proxy intend to vote such proxy, unless otherwise directed, for the election of the twelve nominees named below to serve until their successors are duly elected and qualified. In the unanticipated event that any of the nominees cannot be a candidate at the annual meeting, proxies will be voted in favor of such additional nominees as may be designated by the Board of Directors.

     The following table sets forth certain information, as of September 22, 1996, concerning the nominees, and all nominees and officers as a group, including their beneficial ownership of Common Shares, as well as $.50 Preferred Shares and $2.70 Preferred Shares, of Bancshares. Unless otherwise indicated, (i) each nominee has been engaged in the principal occupation shown for more than the past five years; and (ii) shares shown as being beneficially owned are also held with sole voting and investment power. Nominees Allen, Bailey, Blakeman, Vincent Cannata, Jr., Cullom, Domino, Anthony Guarisco, Jr., Anthony Guarisco, Sr., Magee, Paul Ordogne, Vaccari and Vinson will also be elected by Bancshares to the Board of Directors of Bancshares' wholly owned subsidiary, Guaranty Bank & Trust Company of Morgan City (the "Bank").


Name, Age, and Principal Occupation: Virgil Allen (42),
Engineer/Safety director, Athena Construction.

Year First Became Director of Bancshares: -

Common Shares Beneficially Owned (1) (2): 5,478(4)

Percent of Class of Common Shares (2): 1.47%

$2.70 Preferred Shares Beneficially Owned (1): 1,256(4)

Percent of Class of $2.70 Preferred Shares (3): 0.87%

$.50 Preferred Shares Beneficially Owned (1): -

Percent of Class of $.50 Preferred Shares (3): -


Name, Age, and Principal Occupation: H.W. Bailey (73), Retired since 1/1/83; Executive vice President and Chief Administrative
Officer of McDermott, Inc. (Offshore construction)

Year First Became Director of Bancshares:  1982

Common Shares Beneficially Owned (1) (2):  17,666(5)

Percent of Class of Common Shares (2):  4.74%

$2.70 Preferred Shares Beneficially Owned (1):  7,700(5)

Percent of Class of $2.70 Preferred Shares (3):  5.31%

$.50 Preferred Shares Beneficially Owned (1):  2,266

Percent of Class of $.50 Preferred Shares (3):  10.35%


Name, Age, and Principal Occupation:  Brooks Blakeman (49),
Chairman of the Board of Bancshares and the Bank; Vice President and General Manager of Franks Casing Crews, Inc. (oilfield services)

Year First Became Director of Bancshares:  1988

Common Shares Beneficially Owned (1) (2):  34.070(6)

Percent of Class of Common Shares (2):  9.13%

$2.70 Preferred Shares Beneficially Owned (1):  15,475(6)

Percent of Class of $2.70 Preferred Shares (3):  10.67%

$.50 Preferred Shares Beneficially Owned (1):  3,175(6)

Percent of Class of $.50 Preferred Shares (3):  14.50%


Name, Age, and Principal Occupation:  Vincent Cannata, Jr., (35)
President of Cannata's Super Market, Inc. And Cannata Corporation

Year First Became Director of Bancshares:

Common Shares Beneficially Owned (1) (2): 6,910(7)

Percent of Class of Common Shares (2): 1.85%

$2.70 Preferred Shares Beneficially Owned (1): 3,455(7)

Percent of Class of $2.70 Preferred Shares (3): 2.38%

$.50 Preferred Shares Beneficially Owned (1):  -

Percent of Class of $.50 Preferred Shares (3):  -


Name, Age, and Principal Occupation:  Randolph Cullom (59),
President and Chief Executive Officer of Bancshares and the Bank

Year First Became Director of Bancshares:  1990

Common Shares Beneficially Owned (1) (2):  200

Percent of Class of Common Shares (2):  -

$2.70 Preferred Shares Beneficially Owned (1):  -

Percent of Class of $2.70 Preferred Shares (3):  -

$.50 Preferred Shares Beneficially Owned (1):  -

Percent of Class of $.50 Preferred Shares (3):  -


Name, Age, and Principal Occupation:  Frank J. Domino, Sr. (76),
President of Frank's Motor, Inc. (auto sales); Secretary and
Treasurer of Domino Developers, Inc. (home construction)

Year First Became Director of Bancshares:  1982

Common Shares Beneficially Owned (1) (2):  5,280(8)

Percent of Class of Common Shares (2):  1.42%

$2.70 Preferred Shares Beneficially Owned (1):  2,045(8)

Percent of Class of $2.70 Preferred Shares (3):  1.41%

$.50 Preferred Shares Beneficially Owned (1):  1,190

Percent of Class of $.50 Preferred Shares (3):   5.43%


Name, Age, and Principal Occupation:  Anthony Guarisco, Jr. (57),
Attorney Principal of dispute Resolution Associates (legal mediation firm), former Louisiana State Senator.

Year First Became Director of Bancshares:  -

Common Shares Beneficially Owned (1) (2):  -

Percent of Class of Common Shares (2):  -

$2.70 Preferred Shares Beneficially Owned (1):  -

Percent of Class of $2.70 Preferred Shares (3):  -

$.50 Preferred Shares Beneficially Owned (1):  -

Percent of Class of $.50 Preferred Shares (3):  -


Name, Age, and Principal Occupation:  Anthony Guarisco, Sr. (86),
President of Guarisco Enterprises, inc. (holding company for sub-sidiaries engaged in diesel fuel distribution, shell sales, and transport; and real estate

Year First Became Director of Bancshares:  1982

Common Shares Beneficially Owned (1) (2):  37,542

Percent of Class of Common Shares (2):  10.06%

$2.70 Preferred Shares Beneficially Owned (1):  4,558

Percent of Class of $2.70 Preferred Shares (3):  3.14%

$.50 Preferred Shares Beneficially Owned (1):  2,500

Percent of Class of $.50 Preferred Shares (3):   11.42%


Name, Age, and Principal Occupation: Wiley Magee (53), Secretary to the Board of Bancshares and the Bank; President of Morgan City
Supply, Inc. (wholesale and retail hardware)

Year First Became Director of Bancshares:  1982

Common Shares Beneficially Owned (1) (2):  4,304

Percent of Class of Common Shares (2):  1.15%

$2.70 Preferred Shares Beneficially Owned (1):  1,043

Percent of Class of $2.70 Preferred Shares (3):  -

$.50 Preferred Shares Beneficially Owned (1):  1,238

Percent of Class of $.50 Preferred Shares (3):   5.65%


Name, Age, and Principal Occupation: Paul Ordogne,(44),
Treasurer and Controller (and from 1988 to 1994, Assistant
Treasurer and Controller), Cari Investment Company.

Year First Became Director of Bancshares:  -

Common Shares Beneficially Owned (1) (2): 24,936(9)

Percent of Class of Common Shares (2): 6.68%

$2.70 Preferred Shares Beneficially Owned (1): 5,157(9)

Percent of Class of $2.70 Preferred Shares (3): 3.56%

$.50 Preferred Shares Beneficially Owned (1): 3,090(9)

Percent of Class of $.50 Preferred Shares (3): 14.11%


Name, Age, and Principal Occupation: Christian Vaccari (36),
President of Cari Investment Company and Cari Capital Company.

Year First Became Director of Bancshares:  -

Common Shares Beneficially Owned (1) (2): 17,979(10)

Percent of Class of Common Shares (2): 4.82%

$2.70 Preferred Shares Beneficially Owned (1):   8,046(10)

Percent of Class of $2.70 Preferred Shares (3): 5.55%

$.50 Preferred Shares Beneficially Owned (1): 1,887(10)

Percent of Class of $.50 Preferred Shares (3): 8.62%


Name, Age, and Principal Occupation:  Kay S. Vinson (56),
President of Sub-Surface Tools, Inc. (oilfield equipment sales and rentals)

Year First Became Director of Bancshares:  -

Common Shares Beneficially Owned (1) (2):  -

Percent of Class of Common Shares (2):  -

$2.70 Preferred Shares Beneficially Owned (1):   -

Percent of Class of $2.70 Preferred Shares (3):  -

$.50 Preferred Shares Beneficially Owned (1):  -

Percent of Class of $.50 Preferred Shares (3):  -


Name, Age, and Principal Occupation:  All Executive Officers and
Directors of Bancshares and the Bank

Common Shares Beneficially Owned (1) (2): 156,495

Percent of Class of Common Shares (2): 41.95%

$2.70 Preferred Shares Beneficially Owned (1):  49,290

Percent of Class of $2.70 Preferred Shares (3): 33.99%

$.50 Preferred Shares Beneficially Owned (1):  16,146

Percent of Class of $.50 Preferred Shares (3): 73.73%


(1) Except as noted below, all shares of Bancshares' stock set forth above constitute direct beneficial ownership by such director with full voting and investment power. The address of each director is c/o Guaranty Bank & Trust Company of Morgan City, Post Office Box 2208, Morgan City, Louisiana 70381.

(2) Includes aggregate of Class A Common stock and Class B Common stock. Percent of class omitted where less than one percent.

(3)  Percent of class omitted where less than one percent.

(4) Includes 56 Common Shares and 56 $2.70 Preferred Shares held by Katherine Allen over which Mr. Allen shares voting power.

(5)  Includes 7,700 Common Shares and 3,850 $2.70 Preferred
     Shares in the name of Bailey Estate.

(6) Includes 33,870 Common Shares, held by the Blakeman Trust over which Mr. Blakeman shares voting powers. All shares of $2.70 Preferred Shares and $.50 Preferred Shares are held by the Blakeman Trust over which Mr. Blakeman shares voting powers.

(7) All shares are owned by Cannata's Super Market, Inc. over which Mr. Cannata shares voting and investment power.

(8) Includes 60 Common Shares and 30 $2.70 Preferred Shares in the name of Mr. Domino's wife.

(9) Includes 16,556 Common Shares, 3,392 $2.70 Preferred Shares and 3,090 $.50 Preferred Shares held by the Estate of Murray
     P. Ordogne of which Mr. Ordogne is executor and a beneficiary.

(10) All shares are owned by Cari Investment Company (formerly Cari Corporation) over which Mr. Vaccari shares voting and investment power.

     None of the directors of Bancshares holds a directorship in any company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of that Act or in any company registered as an investment company under the Investment Company Act of 1940, as amended.

     Bank directors received compensation at the rate of $250 for each regular directors meeting attended, $100 for committee meetings attended, and a $1,500 fee for serving as a director. No fees were paid for service on Bancshares' Board.

     No family relationships exist among the above named directors, nominees for the Board or the executive officers of Bancshares or the Bank, except that Anthony Guarisco, Sr. and Anthony Guarisco,
Jr. are father and son.

Reimbursement of Certain Legal Costs and Expenses of CIC

     As explained at the section of this Proxy Statement entitled "Background Leading to October 17, 1996 Annual Meeting", Bancshares and CIC engaged in a series of legal actions after CIC solicited other shareholders to join CIC in opposing some of Bancshares' nominees for election to the Board of Directors and in also opposing the proposed Plan of Recapitalization that Bancshares planned to implement if the shareholders approved. CIC incurred costs and expenses in connection with its solicitation and opposition. After engaging in the legal actions previously described, the Board of Directors of Bancshares and CIC determined that Bancshares' best interests would be served if they resolved their differences by compromise. Part of the compromise (described above) was to seek shareholder approval for Bancshares to reimburse CIC for not more than $80,000.00 of CIC's costs and expenses. Christian Vaccari and Paul Ordogne, two of the nominees for election to the Board of Directors of Bancshares, are officers of CIC. In addition, Mr. Vaccari is a shareholder of CIC. The persons named in the enclosed proxy intend to vote such proxy, unless otherwise directed, for approval of the reimbursement of not more than $80,000.00 to CIC for certain of CIC's costs and expenses.

Compliance with Section 16(a) of the Securities Exchange Act of
1934

     According to (i) the Forms 3 and 4 and any amendments thereto filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 ("Section 16") and furnished to the Company during 1995 by persons subject to Section 16 at any time during 1995 with respect to securities of the Company ("Company Section 16 Insiders"), (ii) the Forms 5 with respect to 1995 and any amendments thereto filed pursuant to Section 16 and furnished to the Company by Company
Section 16 Insiders, and (iii) the written representations from Company Section 16 Insiders that no Form 5 with respect to the securities of the Company was required to be filed by such Company
Section 16 Insider, respectively, with respect to 1995, no Company
Section 16 Insider failed to file altogether or timely any Forms 3, 4, or 5 required by Section 16 with respect to the securities of the Company or to disclose on such Forms transactions required to be reported thereon.


Board Committees

     During 1995, the Board of Directors of Bancshares met eight times. During 1995, the Board of Directors of the Bank met 15 times. Each director attended at least 75% of the aggregate number of board and committee meetings held.

     The Board of Directors of the Bank has an Executive Committee, the current members of which are Messrs. Bailey, Blakeman, Cullom, Domino and Magee. The Executive Committee shall have and may exercise all of the authority of the Board of Directors in the management of business and affairs of the Bank. However, this committee does not have the authority of the Board of Directors in reference to:

     (A)  amending the Articles of Incorporation;
     (B)  approving a plan of merger or consolidation;
     (C) recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Bank otherwise than in the usual and regular course of its business;
     (D) recommending to the shareholders a voluntary dissolution of the Bank or a revocation thereof;
     (E) amending, altering, or repealing these by-laws or adopting new by-laws;
     (F) filling vacancies in or removing members of the board of directors or of any committee;
     (G)  electing or removing officers or committee members;
     (H)  fixing the compensation of any committee member; and
     (I) altering or repealing any resolution of the board of directors which by its terms provides that it shall not be amendable or repealable.

     The Executive Committee did not meet during 1995.

     The Board of Directors of the Bank has an Audit Committee, the current members of which are Messrs. Blakeman, Cannata, and Domino, all of whom are outside directors. The Audit Committee, which met one time during 1995, is responsible for: (1) making recommendations to the Board of Directors concerning the selection and retention of Bancshares' independent auditors; (2) consulting with the Controller with regard to the plan of audit; (3) consulting directly with the Controller on any matter the Committee or the Controller deems appropriate in connection with carrying out the audit; (4) reviewing the plan and results of audits by its independent auditors and the Federal Deposit Insurance Corporation, and; (5) discussing audit recommendations with management and reporting the results of its reviews to the Board of Directors. Each director attended the meeting.

     Neither Bancshares nor the Bank has a Nominating Committee.
Nominees for directors are selected by their Boards of Directors.
Neither company has procedures established to consider nominees recommended by security holders.


Principal Shareholders

     The persons named below were, to the knowledge of Bancshares, the only persons as of September 22, 1996 who beneficially owned more than 5% of the outstanding Guaranty Bancshares Holding Corporation Class A and Class B Common Stock, more than 5% of the outstanding $2.70 Cumulative Preferred Stock, and more than 5% of the outstanding $.50 Cumulative Preferred Stock. Beneficial ownership consists of sole voting and investment power.

Name and Address of Beneficial Owner:  H.W. Bailey, P.O. Box
2208, Morgan City, Louisiana  70381

Common Shares Beneficially Owned (1):  -

Percent of Class of Common Shares:  -

$2.70 Preferred Shares Beneficially Owned (1):  7,700(2)

Percent of Class of $2.70 Preferred Shares:  5.31%

$.50 Preferred Shares Beneficially Owned (1):  2,266

Percent of Class of $.50 Preferred Shares:  10.35%


Name and Address of Beneficial Owner:  Brooks Blakeman, P.O. Box
2208, Morgan City, Louisiana  70381

Common Shares Beneficially Owned (1):  34,070(3)

Percent of Class of Common Shares:  9.13%

$2.70 Preferred Shares Beneficially Owned (1):  15,475(4)

Percent of Class of $2.70 Preferred Shares:  10.67%

$.50 Preferred Shares Beneficially Owned (1):  3,175(4)

Percent of Class of $.50 Preferred Shares:  14.50%


Name and Address of Beneficial Owner:  Vincent Cannata, Sr., P.O.
Box 2208, Morgan City, Louisiana  70381

Common Shares Beneficially Owned (1):  22,343(5)

Percent of Class of Common Shares:  5.99%

$2.70 Preferred Shares Beneficially Owned (1):  9,835(6)

Percent of Class of $2.70 Preferred Shares:  6.78%

$.50 Preferred Shares Beneficially Owned (1):  2,673

Percent of Class of $.50 Preferred Shares:  12.21%


Name and Address of Beneficial Owner:  CARI Corporation, 1100
Poydras St., New Orleans, Louisiana 70163

Common Shares Beneficially Owned (1):  -

Percent of Class of Common Shares:  -

$2.70 Preferred Shares Beneficially Owned (1):  8,046

Percent of Class of $2.70 Preferred Shares:  5.55%

$.50 Preferred Shares Beneficially Owned (1):  1,887

Percent of Class of $.50 Preferred Shares:  8.62%


Name and Address of Beneficial Owner:  Frank J. Domino Sr., P.O.
Box 2208, Morgan City, Louisiana  70381

Common Shares Beneficially Owned (1):  -

Percent of Class of Common Shares:  -

$2.70 Preferred Shares Beneficially Owned (1):  -

Percent of Class of $2.70 Preferred Shares:  -

$.50 Preferred Shares Beneficially Owned (1):  1,190

Percent of Class of $.50 Preferred Shares:  5.43%


Name and Address of Beneficial Owner:  Anthony J. Guarisco, Sr.
P.O. Box 2208, Morgan City, Louisiana  70381

Common Shares Beneficially Owned (1):  37,542

Percent of Class of Common Shares:  10.06%

$2.70 Preferred Shares Beneficially Owned (1):  -

Percent of Class of $2.70 Preferred Shares:  -

$.50 Preferred Shares Beneficially Owned (1):  2,500

Percent of Class of $.50 Preferred Shares:  11.42%


Name and Address of Beneficial Owner:  Leonard and Hayes, 1014
Seventh Street, Morgan City, Louisiana  70380

Common Shares Beneficially Owned (1):  -

Percent of Class of Common Shares:  -

$2.70 Preferred Shares Beneficially Owned (1):  -

Percent of Class of $2.70 Preferred Shares:  -

$.50 Preferred Shares Beneficially Owned (1):  1,919

Percent of Class of $.50 Preferred Shares:  8.76%


Name and Address of Beneficial Owner:  Wiley Magee, P.O. Box
2208, Morgan City, Louisiana  70381

Common Shares Beneficially Owned (1):  -

Percent of Class of Common Shares:  -

$2.70 Preferred Shares Beneficially Owned (1):  -

Percent of Class of $2.70 Preferred Shares:  -

$.50 Preferred Shares Beneficially Owned (1):  1,238

Percent of Class of $.50 Preferred Shares:  5.65%


Name and Address of Beneficial Owner:  Murray P. Ordogne Estate,
1014 Seventh Street, Morgan City, Louisiana  70380

Common Shares Beneficially Owned (1):  -

Percent of Class of Common Shares:  -

$2.70 Preferred Shares Beneficially Owned (1):  -

Percent of Class of $2.70 Preferred Shares:  -
$.50 Preferred Shares Beneficially Owned (1):  3,090

Percent of Class of $.50 Preferred Shares:  14.11%

(1) Determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 based upon information furnished by the persons listed or contained in filings made by them with the Securities and Exchange Commission.

(2)  Includes 3,850 shares in the name of Bailey Estate.

(3) Includes 33,870 shares held by the Blakeman Trust over which Mr. Blakeman shares voting powers.

(4) Shares held by the Blakeman Trust over which Mr. Blakeman shares voting powers.

(5)  Includes 6,910 shares in the name of Cannata's Super Market,
     Inc. over which Mr. Cannata shares voting and investment power.

(6)  Includes 3,455 shares in the name of Cannata's Super Market,
     Inc. over which Mr. Cannata shares voting and investment power.

Executive Officers

     The executive officers of Bancshares and the Bank as of September 22, 1996 are as follows:

       Name                   Age            Position Currently
                                                    Held

Brooks Blakeman                49            Chairman of the
                                             Board of Bancshares
                                             and the Bank

Randolph Cullom                59            President and Chief
                                             Executive Officer of
                                             Bancshares and the
                                             Bank

Wiley Magee                    52            Secretary of the Board of
                                             Bancshares and the Bank

Lee A. Ringeman                66            Executive Vice
                                             President and Chief
                                             Financial Officer of
                                             Bancshares and the
                                             Bank

Conley J. Dutreix              49            Executive Vice
                                             President of the
                                             Bank and Assistant
                                             Secretary of the
                                             Board of Directors
                                             of Bancshares and
                                             the Bank

     Each executive officer has been an officer or director of Bancshares and the Bank for five years or more.

Executive Compensation

     The following table sets forth the aggregate cash compensation paid by the Bank for services rendered in all capacities during the fiscal years ended December 31, 1993, 1994, and 1995, with respect to each executive officer whose total cash compensation exceeded $100,000.

     Active officers of Bancshares are also officers of the Bank and receive no annual compensation from Bancshares.

                       Annual Compensation

Name and                           Other              All
Principal                          Annual            Other
Position  Year  Salary  Bonus(1) Compensation(2) Compensation(3)

Randolph  1995 $90,000  $26,785     4,500          $  765
Cullom    1994  90,000   20,000     4,250             529
President 1993  90,000   30,000     4,500             529
and Chief
Executive
Officer of
Bancshares
and the Bank

     (1) Mr. Cullom has an employment contract with the Bank whereby his initial base annual salary is $90,000. In addition to the annual salary, he is entitled to a non-cumulative annual cash bonus of $300 for each basis point of return on average annual assets, up to a maximum of $30,000. Return on average annual assets is defined as the after tax earnings before any bonuses. The bonus earned in 1994 was paid in 1995 and 1995 was paid in 1996. Also as part of his employment agreement, in the event Mr. Cullom is terminated without good cause, he shall be entitled to receive one year annual salary as severance pay.

     (2)  Represents director fees.

     (3) The Bank paid approximately $765 in term life insurance premiums on behalf of Mr. Cullom in 1995 and $529 in each of the years 1994, and 1993, respectively. This group policy has no cash surrender value.

     The Bank has instituted an unqualified defined benefit retirement program for three of its executive officers, as follows:

Name and                           Annual         Planned
Principal      Pre-Retirement      Retirement     Retirement
Position       Death Benefit (1)   Benefit (2)    Date - Age

Randolph Cullom   $487,250         $50,000        2002 - 65
President and
Chief Executive
Officer

Lee A. Ringeman    292,350          30,000        2000 - 70
Executive Vice
President

Conley J. Dutreix  292,350          50,000        2012 - 65
Executive Vice
President

(1)  Benefits payable to the participant's named beneficiaries.
(2)  Benefits payable monthly for life, 15 years certain.

     The death benefits are funded by single premium life insurance policies on the lives of the participants. The policies are owned by the Bank and the proceeds from death benefits are payable to the Bank. Projected December 31, 1996 death benefits are as follows: Mr. Cullom - $835,000; Mr. Ringeman - $317,000; and Mr. Dutreix - $377,000. The retirement benefits are being funded by regular accruals by the Bank.

     If the Bank terminates a participant's employment prior to his planned retirement date for cause, the participant shall not be entitled to any benefits. If employment is terminated prior to his planned retirement date, other than by death or discharge for cause, the Bank shall pay to the participant an amount which is the actuarial equivalent of his annual retirement benefit, computed in accordance with the agreement.

     If a participant's employment is terminated within twenty-four (24) months following a change in control of the Bank, the participant will be entitled to the benefits set forth in the preceding paragraph with the respective benefits being increased by fifty (50%) percent. Change in control is defined as an occurrence in which a person, not presently owning 25% of the voting shares, including a syndicate or group deemed under Louisiana law to be a person, becomes the beneficial owner, directly or indirectly, of securities of the Company having 25% or more of the total number of votes which may be cast for directors of the Company, or during any period of two consecutive years, individuals who constitute the board of directors at the beginning of such period cease for any reasons to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period. The increased benefits made applicable in this event are not included in the insurance policies or accruals referred to above and would be a cost to the company at the point any such benefits became payable, but would be reduced by the Bank's regular accruals of normal retirement benefits referred to above.

     Bancshares and the Bank have no established policy or practice with respect to providing personal benefits to officers, directors or principal stockholders. Although the Bank pays for civic and social club memberships for certain officers, the aggregate annual value per person of such benefits is considerably less than $2,500.

     Neither Bancshares nor the Bank has any other remuneration, pension or retirement plans in effect. The Bank provides health and life insurance coverage for all employees.

Financial Statements

     The Financial Report of Bancshares and Subsidiaries for the Quarters Ended June 30, 1996 and 1995 are attached hereto. A copy of Bancshares' Annual Report was mailed on May 24, 1996 to each shareholder of record as of May 15, 1996. Each shareholder of record as of September 22, 1996 who was not a shareholder of record as of May 15, 1996 is being mailed a copy of such Annual Report with this Proxy Statement.

Relationship With Independent Public Accountants

     Bancshares' consolidated financial statements for the year ended December 31, 1995 were audited by the firm of Darnall, Sikes, Kolder, Frederick & Rainey. Under the resolution appointing Darnall, Sikes, Kolder, Frederick & Rainey to audit Bancshares' financial statements, such firm will remain as Bancshares' auditors until replaced by the Board of Directors. Representatives of Darnall, Sikes, Kolder, Frederick & Rainey are expected to be present at the annual meeting, with the opportunity to make any statement they desire at that time, and will be available to respond to appropriate questions.

Other Proposed Action

     Bancshares does not know of any matters to be presented at the annual meeting other than those mentioned herein. However, if any other matters properly come before the meeting or any adjournments thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

Shareholder Proposals

     Shareholders who desire to present a proposal qualified for inclusion in the proxy material relating to the 1997 Annual Meeting of Guaranty Bancshares Holding Corporation must forward such proposals to the Secretary of Bancshares at the address listed on the first page of this proxy statement in time to arrive prior to June 19, 1997, unless Bancshares notifies the stockholders otherwise. Only those proposals that are proper for stockholder action and otherwise proper may be included in Bancshares' proxy statement.

THE ATTACHED PROXY IS SOLICITED BY MANAGEMENT

                    BY ORDER OF THE BOARD OF DIRECTORS

                    Wiley Magee
                    Corporate Secretary


September 30, 1996.





                  GUARANTY BANCSHARES HOLDING
                  CORPORATION AND SUBSIDIARIES


                        FINANCIAL REPORT
            SIX MONTHS ENDED JUNE  30, 1996 AND 1995






    GUARANTY BANCSHARES HOLDING CORPORATION AND SUBSIDIARIES
                   SELECTED CONSOLIDATED DATA

        (In thousands of dollars, except per share data)


                                                Six Months
                                              Ended June 30,
                                            1996           1995


Operating data:
   Total interest income                  $  2,271     $  2,273
                                          ========     ========

Net interest income                       $  1,312     $  1,302
Recovery (provision) from (for)
   loan losses                                   -            -
Other non-interest income                      148          192
Non-interest operating expense               1,207        1,164
Income taxes                                    90          118
                                          --------     --------
   Net income                             $    163     $    212
                                          ========     ========
Per common share data:
   Net income (loss)                      $   (.10)    $    .03
   Cash dividends                                -            -

Number of common shares
   outstanding                             373,025      374,375

Weighted average of common
  shares outstanding                       373,025      374,375

Selected statements of
   condition items:
      Period end balances:
          Total assets                      63,257       59,693
          Investment securities             12,477       11,172
          Securities available for sale      5,155        5,227
          Loans, net of unearned
               income                       38,653       35,698
          Total deposits                    53,634       50,338
          Notes payable                      1,582        1,777
          Stockholders' equity               5,820        5,399






     GUARANTY BANCSHARES HOLDING CORPORATION AND SUBSIDIARIES
   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS

Summary

     For the six months ended June 30 1996, Bancshares earned $163,000, compared with earnings of $212,000 for the comparable period in 1995. The primary reasons for the decrease in earnings were lower non-interest operating income and increased operating expenses. The subsidiary bank did not make a provision for loan losses in either period.

     Changes in financial position at June 30, 1996, from December 31, 1995 were net increases in investment securities and loans. Deposits increased $2,864,000. Investments increased $1,742,000. Loans increased $4,104,000. Notes payable to the Federal Home Loan Bank of Dallas decreased $99,000 through amortization. These borrowings are used to match maturities and amortization on certain loans.

     Net credit income is the most significant component of financial operations and is affected by interacting forces, including changes in investment market interest rates and changes in volume and mix of interest earning assets and interest bearing deposits. For the first six months of 1996, net interest income as a percent of net average earning assets of $56,105,000 was
4.68 percent, down from 4.83 percent for the first six months of 1995. The decrease is attributable to a general decline in interest rates earned on loans.

Net Operating Results

     The following analysis should be read in conjunction with the accompanying financial statements.

     Net interest income increased a net of $10,000. Of this amount, interest on funds sold increased $80,000. Interest on loans declined $21,000, while interest earned on securities investments declined $61,000. Total interest expenses declined $12,000.

     The decrease in loan income is attributable to a $687,000 increase in average loans outstanding, and 0.3 percent decrease in average yields to 9.5 percent. The decrease in investment income was the result of a $1,683,000 decrease in average securities investments and a 0.1 percent increase in average yields.

     Interest expense decreased $12,000 from 1995 levels. Average interest bearing deposits decreased $234,000, while average rates paid decreased 0.1 percent from 3.8 percent. The subsidiary bank has borrowed funds from the Federal Home Loan Bank of Dallas to fund commercial real estate loans which have comparable scheduled amortizations and maturities.

Investment Securities

     Investment securities increased from $16,399,000 as of June 30, 1995 to $17,632,000 at June 30, 1996. This is primarily attributable to net purchases of U.S. Treasury and U.S. Government agency securities and by scheduled amortization on mortgage backed securities. There were no securities sales during the first six months of 1996.

     An analysis of investment securities follows (in thousands).

                           Amortized     Unrealized       Market
                             Cost       Gain     Loss     Value
June 30, 1996
Held to Maturity
U. S.  Treasury Securities  $ 1,251     $  -    $   2   $ 1,249
Obligations of U.S.
  Agencies and Corporations  10,545        4       33    10,516
Obligations of states and
  political subdivisions        666        5        3       668
Other Investments                15        -        -        15
    Total                   $12,477     $  9    $  38   $12,448
                            =======     ====    =====   =======
Available for Sale
Obligations of U.S.
  Agencies and Corporations $ 4,649     $ 11     $  8   $ 4,652
Other investments               503        -        -       503
     Total                  $ 5,152     $ 11     $  8   $ 5,155
                            =======     ====     ====   =======

December 31, 1995
Held to Maturity
U. S. Treasury Securities   $ 1,997     $   2    $  -   $ 1,999
Obligations of U.S.
  Agencies and Corporations   8,255         8      11     8,252
Obligations of states and
  political subdivisions        692        17       -       709
Other Investments                20         -       -        20
     Total                  $10,964     $  27    $ 11   $10,980
                            =======     =====    ====   =======
Available for Sale
Obligations of U.S.
  Agencies and Corporations $ 4,693     $   14   $  3   $ 4,704
Other investments               493          -      -       493
     Total                  $ 5,186     $   14   $  3   $ 5,197
                            =======     ======   ====   =======






June 30, 1995
Held to Maturity
U. S. Treasury Securities   $ 4,949     $    1   $  5  $  4,945
Obligations of U.S.
  Agencies and Corporations   5,837          9     43     5,803
Obligations of states and
  political subdivisions        362          6      -       368
Other Investments                24          -      -        24
     Total                  $11,172     $   16   $ 48   $11,140
                            =======     ======   ====   =======
Available for Sale
Obligations of U.S.
  Agencies and Corporations $ 4,749     $   10   $ 14   $ 4,745
Other investments               482          -      -       482
     Total                  $ 5,231     $   10   $ 14   $ 5,227
                            =======     ======   ====   =======

An analysis of the market value of the investment portfolio by maturity periods at June 30, 1996 follows (in thousands):

                                         Amortized     Market
                                            Cost        Value
Within one year                          $ 11,083     $11,073
One to five years                           4,826       4,815
Five to ten years                             461         462
After ten years                             1,259       1,253
     Total                               $ 17,629    $ 17,603
                                         =========    =======

     Maturities of mortgage backed securities are classified by contractual (stated) maturity dates. Expected maturities will differ from contractual maturities because borrowers have the right to call or prepay obligations.

     Investment securities with a carrying value of approximately
$8,106,000, $6,882,000, and $7,179,000 at June 30, 1996, December
31, 1995 and June 30, 1995, respectively, were pledged to secure public deposits as required by law.

Deposits

     A summary of the deposits as of June 30, 1996, December 31, and June 30, 1995 is as follows:

                     June 30   December 31    June 30
                      1996        1995          1995
                            (in thousands)

Demand Deposits     $ 9,023     $ 8,419       $ 7,779
NOW Accounts          5,361       5,405         4,687
Money Market
  Investment Accts.   6,342       6,842         4,839
Savings Deposits      6,596       7,148         7,083
Other Time Deposits  19,413      17,330        19,193
Certificates of Dep.
   of $100,000 or
   more               6,899       5,626         6,757
                    $53,634     $50,770       $50,338
                    =======     =======       =======

     Non-interest bearing demand deposits at June 30, 1996 increased $1,244,000 from June 30, 1995. As interest rates paid on money market investment accounts remained low, depositors transferred funds to higher yielding certificates of deposits which had become more competitive with non-bank related institutions. Certificates of deposits of $100,000 or more to commercial entities increased $137,000 while public fund certificates of deposit of $100,000 or more increased only $5,000.

     The Bank has insignificant foreign and no brokered deposits.

Short Term Borrowings

     The Bank had no significant short term borrowings in 1996 or 1995.

Allowance for Loan Losses and Non-Performing Loans and Other Real
Estate

     The allowance for loan losses was 1.32 percent of loans outstanding at June 30, 1996, compared with 1.46 percent at December 31, 1995 and 1.42 percent at June 30, 1995. The Bank did not make a provision to the reserve for loan losses during the first six months of 1996 or 1995.

                                          1996          1995
Balance at January 1,                   $505,000      $502,000
(Recovery) Provision for loan losses           -             -
Recoveries credited to the allowance       6,000        17,000
                                         511,000       519,000
Losses charged to the allowance            2,000        13,000
Balance at June 30                      $509,000      $506,000
                                        ========      ========

     Indicative of improving conditions in the local economy, the following schedule shows non-performing loans on non-accrual status and repossessed and foreclosed real estate.

                                June  30   December 31   June  30
                                  1996         1995        1995

Non-accrual loans               $82,000   $    84,000   $ 95,000
Foreclosed real estate           64,000        65,000     64,000


     Management believes the Bank has adequate reserves to provide for possible future loan losses.

Other Income

     Other operating income aggregated to $148,000 for the first six months of 1996 compared with $192,000 in 1995. There was no trading account activity in 1996 or 1995.

                                             Six Months Ending
                                                  June 30
                                               1996      1995

Service charges on deposit accounts        $ 95,000  $101,000
Other service charges and fees               35,000    29,000
Other operating income                       18,000    62,000
Total                                      $148,000  $192,000
                                           ========  ========

1995 other operating income included a $39,000 gain on sale of repossessed real estate.

Operating Expenses

     Other operating expenses totaled $1,207,000 for the first six months of 1996, compared with $1,164,000 for 1995, a $43,000 increase, primarily due to accounting and legal fees relating to an unsuccessful stock exchange offer.

     Personnel expenses totaled $534,000 for the period, compared with $512,000 in 1995. In 1996, expenses related to other real estate and repossessed property totaled to $2,000, in 1995, these expenses, net of rental income on these properties, totaled $7,000. These expenses, representing related taxes, maintenance and insurance. FDIC and other insurance expenses decreased $53,000 primarily as a result of reduced FDIC deposit insurance assessments.

     A summary of other operating expenses is as follows:

                                        Six Months    1996
                                          Ending      Over
                                         June 30,    (Under)
                                       1996    1995    1995
                                             (In Thousands)

Salaries and benefits                 $  534  $  512   $  22
Expenses related to other real
   estate and repossessed
   properties, net of rental
   income on these properties              2       7      (5)
Net occupancy expenses                   209     214      (5)
Equipment and computer expenses           94     105     (11)
Professional fees and services           149      60      89
FDIC and other insurance                  19      72     (53)
Other                                    200     194       6
                                      $1,207  $1,164  $   43
                                       ======  =====   =====
Income Taxes

     Income taxes were accrued at the U. S. federal tax rate.

Liquidity

     The term "liquidity" generally refers to the ability of a company to generate adequate amount of cash to meet its needs. For a bank, "liquidity" represents its ability to meet timely the demand for funds used to honor checks, to pay maturing time deposits, to fund increases in loan demand and to satisfy other commitments. Unless it borrows funds, a bank's source of funds are generally its core deposits and its retained earnings.

     At June 30, 1996 and 1995, the Bank's gross loans-to-deposits ratios were 72.1 percent and 70.9 percent, respectively. Loans increased $2,955,000 from 1995 levels. Significant to the loan-to-deposit ratio computation, deposits increased $3,296,000 as of June 30, 1996 from 1995. The Bank has no brokered deposits.

     As a bank holding company, the ability of Bancshares to pay its obligations is wholly dependent upon the receipt of dividends and tax benefits from the Bank.

Capital Resources

     At June 30, 1996, stockholders' equity amounted to $5,820,000 compared with $5,399,000 at June 30, 1995 and $5,662,000 at
December 31, 1995.

     Bancshares has paid only one $2.70 and one 67.5 cents dividend on its $2.70 preferred stock and has not declared or paid dividends on its $.50 preferred stock since their issuance. As a result accumulated and unpaid dividends are as follows:

     $2.70 Preferred Stock, Dividends accumulated
     from January 13, 1990 through July 13, 1996      $2,643,000

     $.50 Preferred Stock, dividends accumulated
     from January 13, 1990 through July 13, 1996          75,000
                                                      $2,718,000
                                                      ==========


     The annual meeting was originally scheduled for June 17, 1996 and a notice of that meeting, a proxy statement dated May 23, 1996, and a proxy were mailed to each of Bancshares' shareholders on May 24, 1996. However, the annual meeting originally scheduled for June 17, 1996 was postponed by means of a "Notice of postponement of Annual Meeting of Shareholders Originally Scheduled for June 17, 1996" which Notice was mailed to the Shareholders of Bancshares on June 13, 1996.

     The annual shareholder meeting originally scheduled for June 17, 1996 was postponed because Cari Investment Company (CIC), a shareholder of Bancshares, issued a letter and proxy statement to the shareholders of Bancshares to vote for certain nominees that CIC recommended in lieu of nominees recommended to the shareholders by Bancshares. CIC's proxy statement also urged the shareholders of Bancshares to reject the Plan of Recapitalization that Bancshares' Board of Directors had asked the shareholders to approve. The Board of Directors of Bancshares therefore determined that it was in the best interests of Bancshares and its shareholders to postpone the annual meeting of shareholders in order to give the shareholders time to review the proxy materials and other communications of both Bancshares and CIC.
The Board believed that this lengthened review period would facilitate informed shareholder decisions regarding the respective positions of Bancshares and CIC as set forth in such proxy materials and communications.

     After these events occurred, Bancshares and CIC engaged each other in certain legal actions in which each party asserted its respective position regarding the election of directors of Bancshares and the Plan of Recapitalization proposed by the management of Bancshares, as follows: On June 7, 1996 Bancshares filed a Complaint of Injunctive Relief against CIC in the United States District Court for the Eastern District of Louisiana seeking to prevent CIC from issuing the CIC's proxy statement which Bancshares believed contained false or misleading information. The court denied Bancshares' request for a temporary; restraining order granting such relief. On June 17, 1996 CIC filed a Petition for Injunctive Relief against Bancshares in the 16th Judicial District Court for the Parish of St. Mary, State of Louisiana, seeking to prevent Bancshares from postponing the annual meeting of shareholders scheduled for that day. The court denied CIC's request for a temporary restraining order granting the relief that CIC requested. On June 20, 1996 CIC filed a Supplemental and Amending Petition for Extraordinary and Injunctive Relief to add a claim for Quo Warranto relief to its previously filed Petition.
The court denied the relief sought by CIC after a trial on the merits. On July 3, 1996 CIC filed a petition for Writ of Quo
Warranto Relief against directors Randolph Cullom, Conley J.
Dutreix, and Lee A. Ringeman. On July 17, 1996 the Court denied the relief sought by CIC after a trial on the merits.

     Subsequent to these legal actions, Bancshares and its Board of Directors and CIC determined that it was in the best interests of Bancshares and its shareholders to resolve their disputes regarding the operation and management of Bancshares. As a result of this determination, the Board of Directors of Bancshares agreed to nominate for election to the Board of Directors the persons named in this Proxy Statement and on the enclosed proxy. In addition the Board of Directors agreed with CIC that it would place on the agenda for the shareholders' vote at the annual meeting the issue whether the shareholders will authorize and approve reimbursement by Bancshares to CIC of not more than $80,000.00 of CIC's costs and expenses incurred with respect to its opposition to Bancshares' recommendations made in Bancshares' May 23, 1996 proxy statement and with respect to the ensuing litigation related to such opposition.


     GUARANTY BANCSHARES HOLDING CORPORATION AND SUBSIDIARY
         CONDENSED CONSOLIDATED STATEMENT OF CONDITION

                                               June 30    June 30
                                                1996        1995
                                                (in thousands)
                                                   (Unaudited)
ASSETS
   Cash and due from banks                    $ 1.880     $ 2,168
   Investment securities available for sale     5,155       5,227
   Investment securities held to maturity
     (Estimated market value $12,448,000 and   12,477      11,172
      $11,140,000, respectively)
   Federal funds sold                           2,000       2,250
   Loans                                       38,653      35,698
   Less:  Allowance for loan losses               509         506
    Net Loans                                  38,144      35,192

   Premises and equipment                       2,101       2,177
   Other real estate                               64          -
   Other assets                                 1,436       1,507
      Total Assets                            $63,257     $59,693
                                              =======     =======
LIABILITIES AND STOCKHOLDERS' EQUITY
   Deposits                                   $53,634     $50,338
   Obligations under capital lease              1,594       1,675
   Notes payable                                1,582       1,777
   Other liabilities                              627         504
              Total Liabilities                57,437      54,294

Commitments and contingent liabilities (Note 2)    -           -

Stockholders' Equity
   $2.70 Cumulative Preferred stock; 145,001
      and 145,676 shares authorized, issued
      and outstanding                            3,481      3,497

   $.50 Cumulative Preferred stock, 64,999
      and 64,324 shares authorized, 21,900
      issued and outstanding                       107        107

   Class A Common stock; $5 par value; 210,000
      shares authorized and outstanding          1,050      1,050
   Class B Common stock; no par value; 210,000
      shares authorized, 170,877 issued and
               outstanding                          17         17
   Capital surplus                               2,039      2,039
   Accumulated deficit                            (860)    (1,292)
   Treasury Stock                                  (16)       (16)
   Unrealized gain (loss) on securities
      available for sale                             2         (3)
Total Stockholders' Equity                       5,820      5,399

  Total Liabilities and Stockholders' Equity   $63,257    $59,693
                                               =======    =======





      GUARANTY BANCSHARES HOLDING CORPORATION AND SUBSIDIARY
            CONDENSED CONSOLIDATED STATEMENT OF INCOME


                                              SIX MONTHS ENDED
                                                   JUNE 30
                                             1996          1995
                                           (IN THOUSANDS, EXCEPT
                                               PER SHARE DATA)
                                                 (UNAUDITED)

INTEREST INCOME
     Interest and fees on loans            $1,701       $1,722
     Interest on federal funds sold           141           61
     Interest on investment securities:
          Taxable income                      410          480
          Non-Taxable income                   19           10
               Total Interest Income        2,271        2,273

INTEREST EXPENSE
     Interest on deposits                     822          824
     Interest on capital lease                 81           85
     Interest on note payable                  56           62
               Total Interest Expense         959          971
               Net Interest Income          1,312        1,302
     Provision (recovery) from reserve
        for loan losses                         0            0

     Net interest income after provision
     (recovery)from reserve for loan losses 1,312        1,302
     Other operating income                   148          192
     Operating expenses                     1,207        1,164
          Income before income tax expense
                 and extraordinary item       253          330

Income tax expense                             90          118
     Net income                               163          212

Dividends required for preferred stock       (202)        (202)

     Net income (loss) available for common
     stockholders                           $ (39)      $   10
                                          =======      =======
Earnings (loss) per common share            $(.10)       $ .03

Weighted average common shares            =======      =======
     outstanding                          373,025      374,375
                                          =======      =======






                    GUARANTY BANCSHARES HOLDING CORPORATION
                          STATEMENT OF CASH FLOWS
               Increase (Decrease) in Cash and Cash Equivalents

                                                           SIX MONTHS ENDED
                                                               JUNE 30
                                                            1996      1995
                                                            (IN THOUSANDS)
                                                              (UNAUDITED)
Cash flows from operating activities:
Net income                                                $  163   $  212
Adjustments to reconcile net income to net cash
provided by operating activities:
    Amortization of premium (accretion of discount
    on investments), net                                     (98)    (121)
    Net(Gain) on sale of other real estate owned               -      (39)
    Gain on sale of fixed assets                               -       (7)
    Depreciation and amortization                            142      141
    (Increase) decrease in accrued interest receivable        (6)     (34)
    Increase in accrued interest payable                      63       30
    Increase (decrease) in accounts payable
    and other liabilities                                     65       41
Net cash provided by operating activities                    329      223

Cash flows from investing activities:
    (Increase)decrease in federal funds sold               1,325      390
    Proceeds from maturities of investment securities     13,856    8,109
    Purchase of investment securities                    (15,250)  (7,703)
    Net(increase)decrease in loans                        (4,102)    (897)
    Proceeds from sale of other real estate owned              -      119
    Proceeds from sale of premises and equipment               -        7
    Purchase of premises and equipment                      (160)    (157)
    Change in other assets                                   (75)     (74)
Net cash provided (used) by investing activities          (4,406)    (206)

Cash flows from financing activities:
    Net increase (decrease) in demand deposits
      NOW, savings, and certificates of deposit            2,864   (1,160)
    Increase (decrease) of notes payable                     (99)     (77)
    Repayments of capital lease obligation                   (38)     (48)
Net cash provided used in financing activities             2,727   (1,285)
Net increase (decrease) in cash and due from banks        (1,350)  (1,268)
Cash and due from banks, beginning of year                 3,230    3,436
Cash and due from banks, end of quarter                   $1,880   $2,168
                                                          ======   ======
Supplemental cash flow information:
  Interest paid                                           $ 898   $  941
                                                          ======   ======
  Income taxes paid                                       $ 139   $    2
                                                          ======   ======




       GUARANTY BANCSHARES HOLDING CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY




                                        Unrealized
                                        Gain(Loss)
                                        on Securities
               Balance at               Available      Balance at
               Jan.1, 1996  Net Income  For Sale       June 30,1996
$2.70
Preferred
Stock          $   3,481          -            -          3,481

$.50
Preferred
Stock          $     107          -            -            107

Class A
Common
Stock          $   1,050          -            -          1,050

Class B
Common
Stock          $      17          -            -             17

Capital
Surplus        $   2,039          -            -          2,039

Accumulated
Deficit        $  (1,023)       163            -           (860)

Treasury
Stock          $     (16)         -            -            (16)

Unrealized
loss on
Securities
available
for sale       $       7          -           (5)             2







    GUARANTY BANCSHARES HOLDING CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY




                                        Unrealized
                                        Gain(Loss)
                                        on Securities
               Balance at               Available      Balance at
               Jan.1, 1995  Net Income  For Sale      June 30,1995
                              (In thousands)
$2.70
Preferred
Stock          $   3,497          -            -          3,497

$.50
Preferred
Stock          $     107          -            -            107

Class A
Common
Stock          $   1,050          -            -          1,050

Class B
Common
Stock          $      17          -            -             17

Capital
Surplus        $   2,039          -            -          2,039

Accumulated
Deficit        $  (1,504)       212            -         (1,292)

Treasury
Stock          $     (16)         -            -            (16)

Unrealized
loss on
Securities
available
for sale       $     (11)         -            8             (3)





              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (UNAUDITED)


     The following discussion should be read in conjunction with the SELECTED CONSOLIDATED DATA on page F2 and the SELECTED CONSOLIDATED DATA and Managements Discussion and Analysis of Financial Condition and Results of Operations and consolidated Financial Statements and Notes in the accompanying 1995 Annual Report to Stockholders pages 3 through 42.

     The information furnished reflects all adjustments which are, in the opinion of management, necessary for a fair statement of results for the six (6) months ended June 30, 1996 and 1995. All adjustments are considered to be of a recurring nature. Results for the interim period may not necessarily be indicative of results for the entire year.

NOTE 1:

     On January 13, 1983, pursuant to a Reorganization and Merger Agreement, Guaranty Bank & Trust Company of Morgan City (the Bank) was merged into a subsidiary of Guaranty Bancshares Holding Corporation (Bancshares) with the effect that the Bank became a wholly owned subsidiary of Bancshares.

     Bancshares has outstanding $2.70 Cumulative Preferred Stock and Class B, No Par Value Common Stock which were issued in 1988 in exchange for subordinated debentures issued in 1983 when the company was formed. Bancshares also has outstanding Class A, $5.00 Par Value, Common Stock which were also issued when the company was formed. The $.50 Cumulative Preferred Stock is subordinate to the $2.70 Preferred Stock and were issued for cash in 1989 and 1990.

     The Class B common stock does not differ from the Class A common stock except that Class A common stock has a par value of $5 per share and Class B Common stock has no par value.

     The company has acquired, through foreclosure, 3,976 shares of $2.70 preferred stock, 3,876 shares of Class A, $5.00 par value common stock and 3,976 shares of Class B, no par value common stock. The preferred shares were canceled and reverted to authorized but unissued
$.50 preferred stock.   The common shares are held as treasury stock at
a total value of $16,000. (See Capital Resources)

     Earnings per average commons share for the six months ended June 30, 1996 and 1995 (unaudited) have been computed using 373,025 and 374,375, respectively, the weighted average shares outstanding during those periods.

NOTE 2:  Contingent Liabilities

     As of June 30, 1996, there were $815,600 of letters of credit outstanding which are not reflected in the consolidated financial statements. Management does not expect any loss as a result of these transactions.







                              PROXY
             GUARANTY BANCSHARES HOLDING CORPORATION
                       1201 Brashear Avenue
                  Morgan City, Louisiana  70381

   This Proxy is Solicited on Behalf of the Board of Directors

     I, the undersigned, one of the shareholders of Guaranty Bancshares Holding Corporation, do hereby nominate and appoint Frank J. Domino, Sr. or Wiley Magee, or either one of them, to be my proxy, to vote in my place and stead all of my shares of the stock of Guaranty Bancshares Holding Corporation at its Annual Meeting of Shareholders to be held on October 17, 1996 at 1:00 p.m. in the Board of Directors Room located on the second floor of the Guaranty Bank & Trust Building, 1201 Brashear Avenue, Morgan City, Louisiana, or at any adjournment thereof, for the purposes of:

     Item 1: Electing directors to the Board of Directors of Guaranty Bancshares Holding Corporation

FOR all nominees listed below            WITHHOLD AUTHORITY
(except as marked to the contrary         to vote for all nominees
 below)                                   listed below


Virgil Allen             Randolph Cullom          Wiley Magee
H.W. Bailey              Frank J. Domino, Sr.     Paul Ordogne
Brooks Blakeman          Anthony Guarisco, Jr.    Christian Vaccari
Vincent Cannata, Jr.     Anthony Guarisco, Sr.    Kay S. Vinson

INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee name(s) on the space provided below.





     Item 2: Authorizing and approving reimbursement by Guaranty Bancshares Holding Corporation to Cari
     Investment Company of not more than $80,000.00 of Cari
     Investment Company's costs and expenses incurred in connection with its proxy contest with Guaranty
     Bancshares Holding Corporation.


          FOR                 AGAINST             ABSTAIN


     Item 3: Taking any other action upon any other matter that may properly come before the meeting or any adjournments thereof.

          FOR                 AGAINST             ABSTAIN


     The undersigned acknowledges receipt of the Notice of Annual
Meeting of Shareholders and the Proxy Statement furnished herewith. The undersigned hereby revokes any proxies heretofore given to vote said shares.

     To the extent not otherwise instructed above, shares represented by this proxy will be voted FOR the nominees for directors recommended by the Board of Directors of Guaranty Bancshares Holding Corporation and FOR authorization and approval of the reimbursement of not more than $80,000.00 to Cari Investment Company. No other matters are scheduled to come before the meeting or any adjournments thereof. If, however, any other matters properly come before the meeting or any adjournments thereof, this proxy will be voted in accordance with the best judgment of Frank
J. Domino, Sr. or Wiley Magee or either one of them.


     THUS EXECUTED ON                    , 1996.




PLEASE DATE, SIGN AND MAIL                 Print Your Name Here
THIS PROXY PROMPTLY TO:

Wiley Magee
Corporate Secretary                        Sign Your Name Here
Guaranty Bancshares Holding Corporation
1201 Brashear Avenue
Morgan City, Louisiana  70381



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Attn: Filing Desk

     RE: Definitive Proxy Materials
            Guaranty Bancshares Holding Corporation

Dear Sir:

     Enclosed are definitive proxy materials for Guaranty Bancshares Holding Corporations' annual meeting to held on October 17, 1996. The annual report was previously filed with the Commission as an exhibit to the Form 10-K.

Sincerely,



Lee A. Ringeman